UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

                                                                       1-14036                                                                                     43-1581814
                                                                      (Commission File Number)                                                     (I.R.S. Employer Identification No.)

                                                              333 West 11th Street, Kansas City, Missouri                                                                                                           64105
                                                                   (Address of principal executive offices)                                                                                                               (Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Extension of accounts receivable securitization program

DST Systems, Inc. (the "Company") participates in a $150 million accounts receivable securitization program (the "Program") with Enterprise Funding Company, LLC, a third party multi-seller asset-backed commercial paper conduit administered by Bank of America, National Association, with conduit commitments that extended to May 19, 2011 (subject to conduit rights to terminate the program upon certain events and unless otherwise extended in accordance with the Agreement).  The Program has been described in Form 8-Ks dated May 21, 2009 ("Initial 8-K") and May 20, 2010 (collectively, the "Form 8-Ks"). The Receivables Purchase Agreement (the “Agreement”) was filed with the Initial 8-K.  Amendments to the Agreement were filed as exhibits to the Form 10-Q for the period ended June 30, 2009, the Form 10-K for the period ended December 31, 2009, and the Form 10-Q for the period ended June 30, 2010.

On May 19, 2011, the Company, by entering into Amendment No. 5 to the Agreement (the "Amendment"), made certain modifications to the Program and extended its participation in the Program through May 17, 2012.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Form 8-Ks, the Agreement and amendments, and the Amendment which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1
Amendment Number 5 to Receivables Purchase Agreement dated as of May 19, 2011, among Fountain City Finance, LLC; Enterprise Funding Company LLC; Bank of America, National Association; the Company and certain Company subsidiaries

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2011

DST SYSTEMS, INC.

By:             /s/ Kenneth V. Hager
Name:      Kenneth V. Hager
Title:        Vice President, Chief Financial
 Officer and Treasurer